Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2023, relating to the consolidated financial statements of Inspirato Incorporated, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Denver, Colorado

March 22, 2023